Exhibit 99.(16)

TURNER FUNDS

I hereby appoint Michael P. Malloy, Brian F. McNally, Stephen J. Negrotti and Bashir C. Asad attorney for me, with full power of substitution, and in my name and on my behalf as a Trustee to sign any Registration Statement on Form N-14 or Amendment thereto of Turner Funds to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or Investment Company Act of 1940, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on May 16, 2014

/s/ Janet F. Sansone
Janet F. Sansone

TURNER FUNDS

I hereby appoint Michael P. Malloy, Brian F. McNally, Stephen J. Negrotti and Bashir C. Asad attorney for me, with full power of substitution, and in my name and on my behalf as a Trustee to sign any Registration Statement on Form N-14 or Amendment thereto of Turner Funds to be filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or Investment Company Act of 1940, and generally to do and perform all things necessary to be done in that connection.

I have signed this Power of Attorney on May 16, 2014

/s/ John T. Wholihan
John T. Wholihan